    As filed with the Securities and Exchange Commission on August 16, 2001

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        ________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                          HARRY'S FARMERS MARKET, INC.
               (Exact Name of Issuer as Specified in its Charter)

          Georgia                                              58-237452
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                           Identification Number


                            1180 Upper Hembree Road
                            Roswell, Georgia  30076
                                (770) 664-6300
       (Address, including zip code, and telephone number of Principal
                              Executive Offices)

                 200,000 STOCK OPTIONS GRANTED TO JIM DRUMMOND
              100,000 STOCK OPTIONS GRANTED TO STEPHEN WHITESMITH
                           (Full Titles of the Plans)

                        HARRY A. BLAZER                                                  Copy to:
             President and Chief Executive Officer                                    JOHN L. LATHAM
                  Harry's Farmers Market, Inc.                                       Alston & Bird LLP
                    1180 Upper Hembree Road                                         One Atlantic Center
                     Roswell, Georgia 30076                                   1201 West Peachtree Street, NW
                         (770) 664-6300                                         Atlanta, Georgia 30309-3424
   (Name, address, including zip code, and telephone number,                          (404) 881-7915
        including area code, of agent for service)

                            _______________________

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                    Proposed        Proposed        Amount of
    Title of Securities         Amount to           Maximum         Maximum      Registration Fee
      to be Registered      be Registered (1)    Offering Price    Aggregate
                                                    Per Unit     Offering Price
-------------------------------------------------------------------------------------------------
Class A Common Stock,         300,000              $0.46875        $140,625            $29.00
no par value
-------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

         (b) Upon written or oral request, we will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. We will also provide, without charge, upon written or oral request, other documents required to be delivered pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Harry A. Blazer, President and Chief Executive Officer, at (770) 664-6300.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       The following documents filed by Harry's Farmers Market, Inc. (File No. 000-21486) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001;

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 2001;

     (3) The description of common stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

     (4) All other documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.  Not Applicable.

Item 5. Interests of Named Experts and Counsel. The legality of the common stock registered hereby has been passed upon by Alston & Bird LLP, counsel to the Company.

Item 6.  Indemnification of Directors and Officers

       As provided under Georgia law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

       Article VI of the Company's By-Laws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

       The Company's By-Laws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Director,
(b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

       The Company may, if authorized by its shareholders by a majority of votes that would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

Item 7.  Exemption from Registration Claimed.  Not Applicable.

Item 8.    Exhibits/1/


         Exhibit Number                                     Description
        ---------------                                     -----------
            4.1.1                 Articles of Incorporation of HFM, Inc. (Form S-1 Exhibit 3.2)
            4.1.2                 Articles of Amendment to Articles of Incorporation (Form S-1 Exhibit
                                  3.2)
            4.1.3                 Articles of Amendment to Articles of Incorporation (1/30/95 8-K Exhibit
                                  3(I).2)
            4.2                   Bylaws of HFM, Inc. (Form S-1 Exhibit 3.3)
            4.3                   Non-Qualified Stock Option Agreement dated January 25, 2001 between
                                  Harry's Farmers Market, Inc. and Jim Drummond.
            4.4                   Non-Qualified Stock Option Agreement dated January 25, 2001 between
                                  Harry's Farmers Market, Inc. and Stephen Whitesmith.
            5                     Opinion of Counsel
           23.1                   Consent of Counsel (included in Exhibit 5).
           23.2                   Consent of Independent Public Accountants.
           24                     Power of Attorney (included on signature page).

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and


----------
/1/  Exhibits are numbered in accordance with Item 601 of Regulation S-K.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not
     -----------------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          (Signatures on Following Page)

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant, Harry's Farmers Market, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 14, 2001.


                              HARRY'S FARMERS MARKET, INC.


                              By:   /s/ Harry A. Blazer
                                    --------------------------
                                    Harry A. Blazer
                                    President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry A. Blazer and Barbara Worrell, and each of them (with full power in each to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 14, 2001.

Signatures                                                   Title
------------                                                 -----
/s/ Harry A. Blazer                             Director, President and
----------------------------------------        Chief Executive Officer
Harry A. Blazer                                 (Principal Executive Officer)


 /s/ Barbara Worrell                            Principal Financial and Accounting Officer
----------------------------------------
 Barbara Worrell

                                                Director
----------------------------------------
 Peter Barr

                                                Director
----------------------------------------
 Robert C. Glustrom

 /s/ Donald M. Pamenter                         Director
----------------------------------------
 Donald M. Pamenter

 /s/ Charlie W. Sapp                            Director
----------------------------------------
 Charles W. Sapp


                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                              EXHIBITS FILED WITH

                             REGISTRATION STATEMENT

                                  ON FORM S-8

                                     UNDER

                           THE SECURITIES ACT OF 1933



                          HARRY'S FARMERS MARKET, INC.
                            1180 Upper Hembree Road
                            Roswell, Georgia  30076
                                 (770) 664-6300

                                 EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8


        Exhibit Number                                         Description
        --------------                                         -----------
           4.1.1                Articles of Incorporation of HFM, Inc. (Form S-1 Exhibit 3.2)
           4.1.2                Articles of Amendment to Articles of Incorporation (Form S-1 Exhibit 3.2)
           4.1.3                Articles of Amendment to Articles of Incorporation (1/30/95 8-K
                                Exhibit 3(I).2)
           4.2                  Bylaws of HFM, Inc. (Form S-1 Exhibit 3.3)
           4.3                  Non-Qualified Stock Option Agreement dated January 25, 2001 between
                                Harry's Farmers Market, Inc. and Jim Drummond.
           4.4                  Non-Qualified Stock Option Agreement dated January 25, 2001 between
                                Harry's Farmers Market, Inc. and Stephen Whitesmith.
           5                    Opinion of Counsel
          23.1                  Consent of Counsel (included in Exhibit 5).
          23.2                  Consent of Independent Public Accountants.
          24                    Power of Attorney (included on signature page).

     *  Incorporated by reference.